NEWS RELEASE

CONTACT:
CONMED Corporation
Todd W. Garner
Chief Financial Officer
727-214-2975
ToddGarner@conmed.com

CONMED Corporation Announces Fourth Quarter and Full-Year 2021 Financial Results

Largo, Florida, January 26, 2022 – CONMED Corporation (NYSE: CNMD) today announced financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights

•	Sales of $274.0 million increased 8.4% year over year as reported and 9.1% in constant currency.
•	Domestic revenue increased 5.0% year over year.
•	International revenue increased 12.7% year over year as reported and 14.3% in constant currency.
•	Diluted net earnings per share (GAAP) were $0.75, compared to diluted net earnings per share of $0.81 during the fourth quarter of 2020.
•	Adjusted diluted net earnings per share(1) were $1.07, compared to adjusted diluted net earnings per share of $0.84 during the fourth quarter of 2020.

Full-Year 2021 Highlights

•	Sales of $1.01 billion increased 17.2% year over year as reported and 16.3% in constant currency.
•	Domestic revenue increased 14.6% year over year.
•	International revenue increased 20.4% year over year as reported and 18.4% in constant currency.
•	Diluted net earnings per share (GAAP) were $1.94, compared to diluted net earnings per share of $0.32 in 2020.
•	Adjusted diluted net earnings per share(1) were $3.21 versus adjusted diluted net earnings per share of $2.18 in 2020.

“Our 2021 financial performance finished favorably against the expectations we set at the beginning of the year despite the challenging environment. I am proud that CONMED has exceeded $1 billion in annual revenue, and our team remains focused on positioning the Company for long-term success,” commented Curt R. Hartman, CONMED’s Chair of the Board, President, and Chief Executive Officer.“

2022 Outlook

The Company expects full-year 2022 revenue in the range of $1.075 billion to $1.125 billion. Based on recent exchange rates, the Company expects foreign exchange rates to be immaterial to full-year 2022 revenue growth.

The Company expects full-year 2022 adjusted diluted net earnings per share in the range of $3.60 to $3.85.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and full-year 2021 results.

To participate in the conference call, dial 1-844-889-7792 (domestic) or +1-661-378-9936 (international) and refer to the passcode 5936618

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, January 26, 2022, until 7:30 p.m. ET on Wednesday, February 2, 2022. To hear this recording, dial 1-855-859-2056 (domestic) or +1-404-537-3406 (international) and enter the passcode 5936618.

Consolidated Condensed Statements of Income

(in thousands except per share amounts, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net sales	$273,971	$252,828	$1,010,635	$862,459
Cost of sales	118,115	117,314	442,599	402,159
Gross profit	155,856	135,514	568,036	460,300
% of sales	56.9%	53.6%	56.2%	53.4%
Selling & administrative expense	107,279	99,097	414,754	373,817
Research & development expense	11,361	11,716	43,565	40,473
Income from operations	37,216	24,701	109,717	46,010
% of sales	13.6%	9.8%	10.9%	5.3%
Interest expense	7,569	11,114	35,485	44,052
Other expense	—	89	1,127	355
Income before income taxes	29,647	13,498	73,105	1,603
Provision (benefit) for income taxes	5,203	(10,642)	10,563	(7,914)
Net income	$24,444	$24,140	$62,542	$9,517

Basic EPS	$0.83	$0.84	$2.14	$0.33
Diluted EPS	0.75	0.81	1.94	0.32

Basic shares	29,349	28,745	29,162	28,581
Diluted shares	32,769	29,941	32,216	29,464

Sales Summary

(in millions, unaudited)

	Three Months Ended December 31,
			% Change
						Domestic	International
	2021	2020	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$117.6	$112.7	4.3%	0.9%	5.2%	0.7%	6.5%	1.4%	7.9%
General Surgery	156.4	140.1	11.6%	0.6%	12.2%	6.8%	23.4%	1.9%	25.3%
	$274.0	$252.8	8.4%	0.7%	9.1%	5.0%	12.7%	1.6%	14.3%

Single-use Products	$222.8	$205.9	8.2%	0.8%	9.0%	2.8%	16.1%	1.7%	17.8%
Capital Products	51.2	46.9	8.9%	0.6%	9.5%	18.0%	2.0%	1.0%	3.0%
	$274.0	$252.8	8.4%	0.7%	9.1%	5.0%	12.7%	1.6%	14.3%

Domestic	$148.6	$141.6	5.0%	0.0%	5.0%
International	125.4	111.2	12.7%	1.6%	14.3%
	$274.0	$252.8	8.4%	0.7%	9.1%

	Year Ended December 31,
			% Change
						Domestic	International
	2021	2020	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$438.4	$374.7	17.0%	-1.3%	15.7%	13.5%	19.1%	-2.1%	17.0%
General Surgery	572.2	487.8	17.3%	-0.6%	16.7%	15.1%	22.6%	-2.1%	20.5%
	$1,010.6	$862.5	17.2%	-0.9%	16.3%	14.6%	20.4%	-2.0%	18.4%

Single-use Products	$820.1	$703.0	16.7%	-0.9%	15.8%	13.1%	21.6%	-2.0%	19.6%
Capital Products	190.5	159.5	19.5%	-1.1%	18.4%	23.3%	16.4%	-2.1%	14.3%
	$1,010.6	$862.5	17.2%	-0.9%	16.3%	14.6%	20.4%	-2.0%	18.4%

Domestic	$552.5	$482.1	14.6%	0.0%	14.6%
International	458.1	380.4	20.4%	-2.0%	18.4%
	$1,010.6	$862.5	17.2%	-0.9%	16.3%

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31, 2021
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$155,856	$107,279	$37,216	$7,569	$5,203	17.6%	$24,444	$0.75
% of sales	56.9%	39.2%	13.6%
Amortization(1)	$1,500	(6,811)	8,311	(3,386)	2,744		8,953
Adjusted net income		$100,468	$45,527	$4,183	$7,947	19.2%	$33,397	$1.07
% of sales		36.7%	16.6%

Diluted shares outstanding								30,594
Additional potential dilutive shares from in-the-money convertible notes(4)								2,175
Diluted shares, as reported								32,769
Convertible note hedges(5)								(1,446)
Diluted shares, as adjusted								31,323

	Three Months Ended December 31, 2020
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$135,514	$99,097	$24,701	$11,114	$(10,642)	-78.8%	$24,140	$0.81
% of sales	53.6%	39.2%	9.8%
Restructuring and related costs (2)	—	(1,649)	1,649	—	1,548		101
Acquisition and integration costs (3)	567	—	567	—	532		35
	$136,081	$97,448	$26,917	$11,114	$(8,562)		$24,276
Adjusted gross profit %	53.8%
Amortization(1)	$1,500	(6,998)	8,498	(3,479)	11,242		735
Adjusted net income		$90,450	$35,415	$7,635	$2,680	9.7%	$25,011	$0.84
% of sales		35.8%	14.0%

Diluted shares outstanding								29,705
Additional potential dilutive shares from in-the-money convertible notes(4)								236
Diluted shares, as reported								29,941
Convertible note hedges(5)								(236)
Diluted shares, as adjusted								29,705

(1) Includes amortization of intangible assets, deferred financing fees and debt discount.

(2) In 2020, the Company incurred restructuring costs related to a restructuring of our sales force.

(3) In 2020, the Company incurred inventory adjustments associated with a prior acquisition.

(4) In 2021 and 2020 , the Company's average share price exceeded the conversion price of our 2.625% convertible notes due in 2024 (the "Notes") resulting in additional potential diluted shares.

(5) Non-GAAP adjusted dilutive weighted average shares outstanding exclude dilution that is expected to be offset by the Company's convertible note hedge transactions.

  Reconciliation of Reported Net Income to Adjusted Net Income

  (in thousands, except per share amounts, unaudited)

	Year Ended December 31, 2021
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$568,036	$414,754	$109,717	$35,485	$1,127	$10,563	14.4%	$62,542	$1.94
% of sales	56.2%	41.0%	10.9%
Restructuring and related costs (1)	—	(414)	414	—	—	109		305
Debt refinancing costs (2)	—	—	—	—	(1,127)	281		846
	$568,036	$414,340	$110,131	$35,485	$—	$10,953		$63,693
Adjusted gross profit %	56.2%
Amortization(7)	$6,000	(27,133)	33,133	(13,943)	—	11,394		35,682
Adjusted net income		$387,207	$143,264	$21,542	$—	$22,347	18.4%	$99,375	$3.21
% of sales		38.3%	14.2%

Diluted shares outstanding									30,437
Additional potential dilutive shares from in-the-money convertible notes(8)									1,779
Diluted shares, as reported									32,216
Convertible note hedges(9)									(1,273)
Diluted shares, as adjusted									30,943

	Year Ended December 31, 2020
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$460,300	$373,817	$46,010	$44,052	$355	$(7,914)	-493.9%	$9,517	$0.32
% of sales	53.4%	43.3%	5.3%
Plant underutilization costs (3)	6,586	—	6,586	—	—	739		5,847
Product rationalization costs (4)	2,169	(2,095)	4,264	—	—	460		3,804
Restructuring and related costs (1)	1,087	(4,782)	5,869	—	—	1,807		4,062
Acquisition and integration costs (5)	2,820	(1,192)	4,012	—	—	888		3,124
Manufacturing consolidation costs (6)	3,993	—	3,993	—	—	485		3,508
	$476,955	$365,748	$70,734	$44,052	$355	$(3,535)		$29,862
Adjusted gross profit %	55.3%
Amortization(7)	$6,000	(27,945)	33,945	(13,414)	—	13,037		34,322
Adjusted net income		$337,803	$104,679	$30,638	$355	$9,502	12.9%	$64,184	$2.18
% of sales		39.2%	12.1%

(1) In 2021, the Company incurred restructuring costs related to restructuring of our sales force. In 2020, the Company incurred restructuring costs related to a voluntary separation arrangement with employees as a result of the COVID-19 pandemic and restructuring of our sales force.

(2) In 2021, the Company incurred costs related to a loss on early extinguishment and third party fees associated with the seventh amended and restated senior credit agreement.

(3) In 2020, the Company incurred a charge related to plant underutilization due to abnormally low production as a result of decreased sales caused by the COVID-19 pandemic.

(4) In 2020, the Company performed an analysis of product lines and determined certain catalog numbers, principally related to capital equipment, would be discontinued and consolidated into existing product offerings resulting in a charge to cost of sales.  The Company also wrote-off related field inventory used for customer demonstration and evaluation of the discontinued products to selling and administrative expense.

(5) In 2020, the Company incurred inventory adjustments associated with a prior acquisition and severance and integration costs mainly related to the Buffalo Filter, LLC acquisition.

(6) In 2020, the Company incurred costs related to the consolidation of certain manufacturing operations.  These costs related to winding down operations at certain locations and moving production lines to other facilities.

(7) Includes amortization of intangible assets, deferred financing fees and debt discount.

(8) In 2021, the Company's average share price exceeded the conversion price of our 2.625% convertible notes due in 2024 (the "Notes") resulting in additional potential diluted shares.

(9) Non-GAAP adjusted dilutive weighted average shares outstanding exclude dilution that is expected to be offset by the Company's convertible note hedge transactions.

  Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net income	$24,444	$24,140	$62,542	$9,517
Provision (benefit) for income taxes	5,203	(10,642)	10,563	(7,914)
Interest expense	7,569	11,114	35,485	44,052
Depreciation	3,975	4,427	16,494	18,044
Amortization	13,502	13,608	54,249	54,581
EBITDA	$54,693	$42,647	$179,333	$118,280

Stock based compensation	4,332	2,992	16,335	13,111
Debt refinancing costs	—	—	1,127	—
Plant underutilization costs	—	—	—	6,586
Product rationalization costs	—	—	—	4,264
Restructuring and related costs	—	1,649	414	5,869
Acquisition and integration costs	—	567	—	4,012
Manufacturing consolidation costs	—	—	—	3,993
Adjusted EBITDA	$59,025	$47,855	$197,209	$156,115

EBITDA Margin
EBITDA	20.0%	16.9%	17.7%	13.7%
Adjusted EBITDA	21.5%	18.9%	19.5%	18.1%

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and the associated conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risks posed to the Company’s business, financial condition, and results of operations by the COVID-19 global pandemic and the various government responses to the pandemic, including deferral of surgeries, reductions in hospital and ambulatory surgery center operating volumes, disruption to potential supply chain reliability, as well as the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2020 and listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted interest expense; adjusted other expense; adjusted income tax expense (benefit); adjusted effective income tax rate; adjusted net income, adjusted diluted shares and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, interest expense, other expense, income tax expense (benefit), effective income tax rate, net income, diluted shares and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.